UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

FIRST AMENDMENT TO

CURRENT REPORT ON FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report: April 13, 2006

(Date of earliest event reported):

CALIFORNIA MICRO DEVICES CORPORATION

(Exact name of registrant as specified in charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On April 13, 2006, Registrant acquired Arques Technology, Inc., a California corporation in a reverse triangular merger and on April 19, 2006, Registrant filed a Form 8-K concerning such acquisition. In response to items 9.01(a) and (b), Registrant stated that Registrant expected to file the required financial statements and pro forma financial information, respectively, not later than 71 days after the date that such Form 8-K was required to be filed as permitted by the instructions to such items. This amendment is to file such financial statements and pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

See Exhibit 99.1 for audited financial statements of Arques Technology, Inc.

(b)	Pro Forma Financial Information

Introduction

The following unaudited pro forma combined condensed financial information has been prepared based on the historical financial statements of Registrant, California Micro Devices Corporation, a California corporation (“CMD”), and Arques Technology, Inc., a California corporation (“Arques”), after giving effect to CMD’s acquisition of Arques and the assumptions and adjustments described in the notes herein.

The unaudited pro forma combined condensed statement of operations is presented as if the acquisition had occurred on April 1, 2005. CMD has a fiscal year ending on March 31 and Arques has a fiscal year ending on December 31. Accordingly, the unaudited pro forma combined condensed statement of operations combines CMD’s historical operating results for the fiscal year ended March 31, 2006 with the historical operating results of Arques for the fiscal year ended December 31, 2005.

The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of Arques as if it occurred on March 31, 2006 and combines CMD’s balance sheet as of March 31, 2006 with Arques’ balance sheet as of December 31, 2005.

The unaudited pro forma combined condensed financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in CMD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, as filed with the Securities and Exchange Commission on June 14, 2006 and the audited historical financial statements and notes thereto of Arques for the fiscal years ended December 31, 2005 and 2004, included as Exhibit 99.1 hereto.

The unaudited pro forma combined condensed financial information does not purport to be indicative of what would have occurred had the acquisition been made as of the dates indicated or of results that may occur in the future. This unaudited pro forma combined condensed financial information does not incorporate, nor does it assume any anticipated benefits from, cost savings or synergies of operations of the combined company.

California Micro Devices Corporation and Arques Technology, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

March 31, 2006

(in thousands)

	CMD	Arques	Pro Forma Adjustments		Pro Forma Combined
ASSETS:
Current Assets:
Cash and cash equivalents	$9,788	$545	$(5,604	)(a)	$4,729
Short-term investments	39,958	—	—		39,958
Accounts receivable, net	10,667	34	—		10,701
Inventories	5,508	201	(4	)(b)	5,705
Deferred tax assets	2,711	—	—		2,711
Prepaid expenses and other current assets	1,078	61	(136	)(c)	1,003

Total current assets	69,710	841	(5,744)		64,807
Property, plant and equipment, net	3,961	167	—		4,128
Other long-term assets	61	32	—		93
Intangible assets	—	—	590	(b)	590
Goodwill	—	—	4,587	(d)	4,587

TOTAL ASSETS	$73,732	$1,040	$(567)		$74,205

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$5,901	$43	$—		$5,944
Accrued liabilities	3,185	125	2,515	(c)	5,825
Deferred margin on shipments to distributors	2,684	—	—		2,684
Current maturities of long-term debt and capital lease obligations	82	—	—		82

Total current liabilities	11,852	168	2,515		14,535
Long term debt and capital leases, less current maturities	—	—	—		—
Other long-term liabilities	8	—	—		8

Total liabilities	11,860	168	2,515		14,543

Commitments and contingencies
Shareholders’ equity
Preferred stock	—	9,000	(9,000	)(e)	—
Common stock	110,673	325	(325	)(e)	110,673
Notes receivable from shareholders	—	(299)	299	(b)	—
Accumulated deficit	(48,796)	(8,178)	5,968	(e),(f)	(51,006)
Accumulated other comprehensive income (loss)	(5)	24	(24	)(e)	(5)

Total shareholders’ equity	61,872	872	(3,082)		59,662

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$73,732	$1,040	$(567)		$74,205

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

California Micro Devices Corporation and Arques Technology, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

Year ended March 31, 2006

(in thousands, except per share data)

	CMD	Arques	Pro Forma Adjustments		Pro Forma Combined
Net sales	$70,241	$200	$—		$70,441
Cost and expenses
Cost of sales	44,068	110	—		44,178
Research and development	6,817	886	—		7,703
Selling, general and administrative	13,348	1,105	—		14,453
Restructuring	39	—	—		39
Amortization of intangible assets	—	—	165	(g)	165

Total costs and expenses	64,272	2,101	165		66,538

Operating income (loss)	5,969	(1,901)	(165)		3,903
Other income, net	1,491	9	—		1,500

Income (loss) before income taxes	7,460	(1,892)	(165)		5,403
Income taxes (benefit)	(2,575)	—	(65	)(h)	(2,640)

Net income (loss)	10,035	(1,892)	(100)		8,043

Net income per share - basic	$0.45				$0.36

Weighted average common shares outstanding - basic	22,128				22,128

Net income per share - diluted	$0.44				$0.35

Weighted average common shares outstanding - diluted	22,777				22,777

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

California Micro Devices Corporation and Arques Technology, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Information

1.	Basis of Pro Forma Presentation

On April 13, 2006, California Micro Devices Inc., a California corporation (“CMD”), acquired Arques Technology, Inc. (“Arques”) a privately-held California Corporation and fabless manufacturer of analog semiconductor devices. Arques’ primary products, some of which are in production and others of which are in various stages of development, include white LED drivers for mobile handsets and Double Data Rate (“DDR”) memory voltage regulators for digital consumer electronics. In connection with the acquisition, CMD committed to pay approximately $8.3 million, comprised of (a) approximately $5.6 million paid at closing to Arques shareholders, (b) approximately $1.7 million related to costs of the transaction, including assumption of Arques transaction-related costs and (c) another approximately $1.0 million which CMD retained and committed to pay to Arques shareholders in 12 months, as reduced by intervening indemnification obligations of Arques to CMD. In addition, the definitive merger agreement calls for CMD to pay an earn-out, 80% to Arques shareholders and 20% to certain Arques employees, in approximately 18 months, as reduced by intervening unpaid indemnification obligations of Arques to CMD.

The amount of the earn-out is a function of the net revenues and gross margin percentage from Arques products over the first 18 full calendar months following the date of the acquisition. The earn-out is equal to the product of (a) $12,000,000, multiplied by (b) the ratio of net revenues to $16,000,000, multiplied by (c) either (i) if gross margin percentage is greater than or equal to 40%, then the ratio of gross margin percentage to 50%; or (ii) if gross margin percentage is less than 40%, then the decimal equivalent to that percentage equal to the difference between four times the gross margin percentage less 80%; provided, however, the earn-out shall be zero if the net revenues are less than $6,000,000 or if gross margin percentage is less than 20%. Any payments made under this earn-out clause will result in additional goodwill.

The purchase price was allocated by CMD based on available information with respect to fair value of the assets acquired and liabilities assumed as follows:

(in thousands)
Acquired developed and core technology	$520
Acquired distributor relationships	70
Acquired in-process research and development	2,210
Goodwill	5,118
Net book value of acquired assets and liabilities which approximates fair value	337

Total	$8,255

The purchase price was allocated by management to the assets acquired and liabilities assumed taking into account an independent appraisal of their respective fair values. To determine the value of the developed and core technologies, the expected future cash flows attributed to all existing technology were discounted, taking into account risks related to the characteristics and application of the technology, existing future markets and assessments of the life cycle stage of the technology. Developed and core technology will be amortized over the estimated useful life of four years. The value attributed to the acquired distributor relationships was based upon the expected costs to replace such customers and will be amortized over its estimated useful life of two years.

The value of acquired in-process research and development, which will be expensed immediately, was determined based on the expected cash flow attributed to the in-process projects, taking into account revenue that was attributable to previously developed technology, the level of effort to date in the in-process research and development, the percentage of completion of the project and the level of risk associated with commercializing the in-process technology. The projects identified as in-process were those that were underway as of the acquisition date and that will, post acquisition, require additional effort in order to establish technological feasibility and have no alternative future uses. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured.

2.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma combined condensed financial information reflects the following pro forma adjustments:

(a)	To adjust for the initial cash payment made to Arques shareholders representing 85% of the purchase price less Arques transaction costs assumed by CMD.

(b)	To adjust for the fair value of assets acquired, including acquired developed and core technology and distributor relationships.

(c)	To adjust for CMD transaction costs, Arques transaction costs assumed by CMD and for the 15% holdback subject to indemnification obligations of Arques to CMD.

(d)	To adjust for goodwill. Note that pro forma goodwill of $4.6 million differs from goodwill of $5.1 million disclosed in Note 1, resulting from the difference between the fair value of Arques net assets reflected in the December 31, 2005 audited financial statements and the fair value of net assets at the close of the acquisition on April 13, 2006.

(e)	To eliminate preferred stock, common stock, accumulated other comprehensive income and accumulated deficit of Arques.

(f)	To reflect the write-off of $2.2 million of acquired in-process research and development.

(g)	To reflect amortization of intangible assets.

(h)	To reflect the related tax effect of amortization charges at the statutory rate in effect during fiscal 2006.

3.	Pro Forma Provision for Income Taxes

The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had CMD and Arques filed consolidated income tax returns during the periods presented.

(d) Exhibits

Exhibit Number	Description

23	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements and Report of Independent Certified Public Accountants, Arques Technology, Inc. and Subsidiary, December 31, 2005 and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 27th day of June, 2006.

CALIFORNIA MICRO DEVICES CORPORATION

By:	/s/ Kevin J. Berry
Kevin J. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements and Report of Independent Certified Public Accountants, Arques Technology, Inc. and Subsidiary, December 31, 2005 and 2004.